SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Crystal Decisions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Crystal Decisions, Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Commission File No.: 000-31859

     This filing relates to the proposed acquisition by Business Objects S.A., a société anonyme organized under the laws of the Republic of France (“Business Objects”), of Crystal Decisions, Inc., a Delaware corporation (“Crystal Decisions”), pursuant to the terms of an Agreement and Plan of Merger, dated as of July 18, 2003, by and among Business Objects, Borg Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Business Objects (“Merger Sub 1”), Borg Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Business Objects (“Merger Sub 2”), Borg Merger Sub III, Inc., a Delaware corporation and a direct wholly owned subsidiary of Business Objects (“Merger Sub 3”), Seagate Software (Cayman) Holdings, an exempted company incorporated in the Cayman Islands (“HoldCo”), and Crystal Decisions (the “Merger Agreement”). The Merger Agreement is on file with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Current Report on Form 8-K filed by Crystal Decisions on July 25, 2003, and is incorporated by reference into this filing.

     In connection with the execution of the Merger Agreement, Business Objects, New SAC, the sole stockholder of HoldCo, and certain stockholders of New SAC entered into a stockholders agreement (the “Stockholders Agreement”). The Stockholders Agreement is on file with the SEC as an exhibit to the Current Report on Form 8-K filed by Crystal Decisions on July 25, 2003, and is incorporated by reference into this filing.

     In connection with the execution of the Merger Agreement, Business Objects, Merger Sub 1, Merger Sub 2, Merger Sub 3, and New SAC entered into a support agreement (the “Support Agreement”). The Support Agreement is on file with the SEC as an exhibit to the Current Report on Form 8-K filed by Crystal Decisions on July 25, 2003, and is incorporated by reference into this filing.

     In connection with the execution of the Merger Agreement, Business Objects, Merger Sub 1, Merger Sub 2, Merger Sub 3 and HoldCo entered into a support agreement (the “Company Support Agreement”). The Company Support Agreement is on file with the SEC as an exhibit to the Current Report on Form 8-K filed by Crystal Decisions on July 25, 2003, and is incorporated by reference into this filing.

     In connection with the execution of the Merger Agreement, Business Objects, Crystal Decisions and certain stockholders of Business Objects entered into voting agreements (the “Voting Agreements”). A form of Voting Agreement is on file with the SEC as an exhibit to the Current Report on Form 8-K filed by Crystal Decisions on July 25, 2003, and is incorporated by reference into this filing.

Additional Information About the Proposed Acquisition and Where to Find It

Business Objects and Crystal Decisions intend to file with the SEC a joint proxy statement/prospectus/information statement and other relevant materials in connection with the proposed acquisition of Crystal Decisions by Business Objects. The joint proxy statement/prospectus/information statement will be mailed to the security holders of Business Objects and Crystal Decisions. Investors and security holders of Business Objects and Crystal Decisions are urged to read the joint proxy statement/prospectus/information statement and the other relevant materials when they become available because they will contain important information about Business Objects, Crystal Decisions and the proposed acquisition. The joint proxy statement/prospectus/information statement and other relevant materials (when they become available), and any other documents filed by Business Objects or Crystal Decisions with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Business Objects by contacting Business Objects Investor Relations, 3030 Orchard Parkway, San Jose, California, 95134, 408-953-6000. Investors and security holders may obtain free copies of the documents filed with the SEC by Crystal Decisions by contacting Crystal Decisions Investor Relations, 895 Emerson Street, Palo Alto, California, 94301, 800-877-2340. Investors and security holders of Business Objects are urged to read the joint proxy statement/prospectus/information statement and the other relevant materials when they become available before making any voting decision with respect to the proposed acquisition.